Exhibit 15.1
Awareness Letter of KPMG LLP, Independent Registered Public Accounting Firm
The Board of Directors
Electronic Arts Inc.:
With respect to the registration statements on Form S-8 (Nos. 33-66836, 33-55212, 33-53302, 33-41955, 33-82166, 33-61781, 33-61783, 333-01397, 333-09683, 333-09893, 333-32239, 333-32771, 333-46937, 333-60513, 333-60517, 333-84215, 333-39430, 333-39432, 333-44222, 333-60256, 333-67430, 333-82888, 333-99525, 333-107710, 333-117990, 333-120256, 33-127156, and 333-131933) and the registration statement on Form S-3 (No. 333-102797), of Electronic Arts Inc., we acknowledge our awareness of the incorporation by reference therein of our report dated August 8, 2006 relating to the unaudited condensed consolidated interim financial statements of Electronic Arts Inc. and subsidiaries that are included in this Form 10-Q for the three-month period ended July 1, 2006.
Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.
KPMG LLP
Mountain View, California
August 8, 2006